Exhibit 99.1



     Kerr-McGee Schedules Interim Second-Quarter Conference Call and Webcast

     OKLAHOMA CITY (June 19, 2002) - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call at 11 a.m. ET, June 26, 2002, to discuss its interim second-quarter operating and financial activities and expectations for the future.
     Interested parties may listen to the call via Kerr-McGee's website at www.kerr-mcgee.com or by calling 212-896-6011. A replay of the call will be available for 48 hours at 800-633-8284, #19928618, within the United States or 858-812-6440, #19928618, outside the United States. The webcast replay will be temporarily archived on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of more than $11 billion.


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Media Contact:      Debbie Schramm
                    (405) 270-2877


Investor Relations  Rick Buterbaugh
          Contact:  (405) 270-3561